EXHIBIT 31.2

CERTIFICATIONS

I, Rosemarie Albergo, certify that:

1.	I have reviewed this annual report on Form 10-K of PaineWebber R&D Partners III, L.P. (the “Partnership”);

2.
Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.
Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the Partnership as of, and for, the periods presented in this annual report;

4.
The Partnership’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13(a)-15(e) and 15(d)-15(e) for the Partnership and we have:

(a)
designed such disclosure controls and procedures to ensure that material information relating to the Partnership is made known to us by others within the Partnership, particularly during the period in which this annual report is being prepared;

(b)	evaluated the effectiveness of the Partnership’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the “Evaluation Date”); and

(c)
disclosed in the annual report any change in the Partnership’s internal control over financial reporting (as defined in Exchange Act Rules 13(a)-15(f) and 15(d)-15(f)) that occurred during the Partnership’s fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect the Partnership’s internal control over financial reporting;

5.
The Partnership’s other certifying officers and I have disclosed, based on our most recent evaluation, to the Partnership’s auditors and the audit committee of the board of directors of the Partnership’s general partner (or persons performing the equivalent function):

(a)
all significant deficiencies in the design or operation of internal controls which could adversely affect the Partnership’s ability to record, process, summarize and report financial data and have identified for the Partnership’s auditors any material weaknesses in internal controls; and

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal controls.

Date: April 2, 2007

/s/ Rosemarie Albergo
Name: Rosemarie Albergo Title: Assistant Treasurer (Principal Financial and Accounting Officer) of PaineWebber Development Corporation, General Partner of the Partnership